As filed with the  Securities  and Exchange  Commission on September 20, 2000 -
                                                   Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FNBH BANCORP, INC.
             (Exact name of registrant as specified in its charter)

         Michigan                                         38-2869722
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  101 East Grand River, Howell, Michigan 48843
           (Address of Principal Executive Offices Including Zip Code)

                FNBH Bancorp, Inc. Employees' Stock Purchase Plan
                            (Full Title of the Plan)

         Barbara J. Nelson, 101 East Grand River, Howell, Michigan 48843
                     (Name and address of agent for service)

                                 (517) 546-3150
          (Telephone number, including area code, of agent for service)

                          Copies of Communications to:
                              Michael G. Wooldridge
                    Varnum, Riddering, Schmidt & Howlett LLP
                         Bridgewater Place, P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed            Proposed
                                                             Maximum             Maximum             Amount of
    Title of Securities            Amount to be          Offering Price         Aggregate          Registration
     to be Registered               Registered            Per Share (2)     Offering Price(2)           Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock
(no par value)                   30,000 Shares(1)           $17.70             $531,000              $140.18
====================================================================================================================

(1) Includes 30,000 shares that may be issued pursuant to the FNBH Bancorp, Inc. Employees' Stock Purchase Plan.
(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $17.70 per share, the per share book value of the Common Stock of the Registrant, as of August 31, 2000, in accordance with Rule 457(h).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, which has been filed by the Registrant with the Commission (File No. 0-25752), is incorporated herein by reference. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Registrant pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The description of the Registrant's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     The Articles of Incorporation of the Registrant provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA") in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Registrant, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Registrant. Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of the Registrant. Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Registrant. In addition, with respect to actions not brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders; provided, indemnification is not permitted if the person is found liable to the Registrant, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA and the Registrant's Articles of Incorporation also authorize the Registrant to provide indemnification broader than that set forth in the MBCA and the Articles of Incorporation. Pursuant to this authority, the Registrant has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director is serving at the request of the Registrant. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of the Registrant and for expenses, judgments, penalties, fines and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of the Registrant. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Articles of Incorporation of the Registrant also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Registrant or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Howell, State of Michigan, on the 20th day of September, 2000.

                                                FNBH BANCORP, INC.


                                                By /s/ Barbara Draper Martin
                                                Barbara Draper Martin, President



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara Draper Martin and Barbara J. Nelson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on September 20, 2000, by the following persons in the capacities indicated.


/s/ Barbara Draper Martin                     /s/ Barbara J. Nelson
Barbara Draper Martin, President              Barbara J. Nelson, Chief Financial
and Director (Principal Executive             Officer (Principal Financial and
Officer)                                      Accounting Officer)


/s/ W. Rickard Scofield                       /s/ Harry E. Griffith
W. Rickard Scofield, Director                 Harry E. Griffith, Director


/s/ Gary R. Boss                              /s/ Dona Scott Laskey
Gary R. Boss, Director                        Dona Scott Laskey, Director


/s/ Donald K. Burkel                          __________________________________
Donald K. Burkel, Director                    James R. McAuliffe, Director


/s/ R. Michael Yost                           /s/ Randolph E. Rudisill
R. Michael Yost, Director                     Randolph E. Rudisill, Director

                                                                    Exhibit 23.1

KPMG
          Suite 1200                                      Telephone 313 983 0200
          150 West Jefferson                              Fax 313 983 0006
          Detroit, MI 48226-4429                              313 983 0007
                                                              313 983 0008



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement on From S-8 of FNBH Bancorp, Inc. of our report dated January 20, 2000, relating to the consolidated balance sheets of FNBH Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999, annual report on Form 10-K of FNBH Bancorp, Inc.


                                  /s/ KPMG LLP


September 20, 2000
Detroit, Michigan

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4         FNBH Bancorp, Inc. Employees' Stock Purchase Plan.

Exhibit 5 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

Exhibit 23.1      Consent of KPMG, LLP, included on page S-6 hereof

Exhibit 23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included with the opinion filed as Exhibit 5)

Exhibit 24        Power of Attorney - included on page S-5 hereof

                                    EXHIBIT 5




                               September 20, 2000


FNBH Bancorp, Inc.
101 East Grand River
Howell, Michigan  48843

         Re: Registration Statement on Form S-8 Relating to the FNBH Bancorp, Inc. Employees' Stock Purchase Plan (the "Plan")

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by FNBH Bancorp, Inc., a Michigan corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 30,000 shares of the Company's common stock, no par value, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 30,000 shares covered by the Registration Statement, when issued pursuant to the Plan, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plans and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP



                  /s/ Varnum, Riddering, Schmidt & Howlett LLP







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